FILED
       IN THE OFFICE OF THE
     SECRETARY OF STATE OF THE
      STATE OF NEVADA

              DEC 17 1997
         No C25239-97
            /s/ Dean Heller
         DEAN HELLER, SECRETARY OF STATE

                               ARTICLES OF MERGER
                                       of
                               CIRO JEWELRY, INC.
                            (A Delaware Corporation)
                                      INTO
                           MID-WAY ACQUISITIONS CORP.
                             (A Nevada Corporation)

     The undersigned officers, the respective presidents and secretaries of Ciro Jewelry, Inc., a Delaware corporation ("Ciro"), and Mid-Way Acquisitions Corp., a Nevada corporation ("Mid-Way"), hereby certify that the Plan and Agreement of Merger dated November 12,1997, (hereinafter the "Plan") was approved by the sole shareholder of Ciro by unanimous written consent dated November 11, 1997, and was approved by the sole shareholder of Mid-Way by unanimous written consent dated November 12,1997.

     1. The number of shares outstanding of each class of each corporation which were entitled to vote on the Plan, and the number of shares of each class of each corporation consenting and not consenting to the Plan, is as follows:

                                        Number of
                                        Shares            Number of Shares
                   Class                Outstanding   Consenting  Not Consenting
                   -----                -----------   ----------  -------------
Ciro               Common Stock         1,500         1,500       -0-
                   ($.OOl par value)

Mid-Way            Common Stock         10            10          -0-
                   ($.001 par)

     2. The number of votes cast for the Plan by each constituent entity was sufficient for approval of the Plan. Each constituent entity has adopted the Plan of Merger.

     3. A copy of the complete executed Plan is attached hereto and incorporated herein.

     4. The following amendments to the Articles of Incorporation of Mid-Way were duly approved by the shareholders of each constituent entity and are hereby made to the Articles of Incorporation of Mid-Way:

     a. Amend Article I to read as follows: The name of the corporation shall be Ciro Jewelry, Inc.


     IN WITNESS WHEREOF, Ciro Jewelry, Inc., a Delaware corporation, and Mid-Way Acquisitions Corp., a Nevada corporation, have caused these Articles of Merger to be executed in their respective corporate names by their respective presidents and their respective secretaries this lst day of December 1997.

Attest:                                            Ciro Jewelry, Inc.
                                                   A Delaware Corporation

/s/ Laszlo Schwartz                                By /s/ Murray Wilson
---------------------------                          -------------------------
Laszlo Schwartz, Secretary                           Murray A. Wilson, President


Attest:                                            Mid-Way Acquisitions Corp.
                                                   A Nevada Corporation

/s/ David Cohen                                    By /s/ David Cohen
---------------------------                          -------------------------
David Cohen, Secretary                               David Cohen, President


State of New York   )
                    ) ss.
County of           )

     On the 10th day of December 1997, personally appeared before me, a Notary Public, Murray A. Wilson and Laszlo Schwartz the president and secretary, respectively, of Ciro Jewelry, Inc., who acknowledged that they had executed the foregoing Articles of Merger.

                                                   /s/ Moshe E. Malik
                                                   ---------------------------
                                                   NOTARY PUBLIC

                                                       MOSHE E. MALIK
State of    PA     )                            Notary Public, State of New York
                   ) ss.                                No. 4931979
County of PHILA.   )                             Qualified in Rockland County
                                            Commission Expires February 12, 1998


     On the 10th day of December 1997, personally appeared before me, a Notary Public, David Cohen, the president and secretary of Mid-Way Acquisitions Corp., who acknowledged that he had executed the foregoing Articles of Merger.

                                                    /s/ Rachel Krantz Hanoufa
                                                    ---------------------------
                                                    NOTARY PUBLIC

                                                       [SEAL]
                                                    NOTARIAL SEAL
                                                RACHEL KRANTZ HANOUF [ILLEGIBLE]
                                               City of Philadelphia, [ILLEGIBLE]
                                               My Commission Expires [Illegible]